WOODLAND HATCHERY, INC. - COMMON STOCK

SUBSCRIPTION AGREEMENT

Investment

I desire to purchase _______________________________ shares of Woodland Hatchery, Inc at $0.0 per share for a total of

$___________________________

Make Checks Payable to: Far West Bank, Woodland Hatchery, Inc., Escrow Account

Subscriber Information: Please clearly print name(s) in which Shares are to be acquired. All correspondence will go to the Investor Residence Address ___________________________________________________________________________

Investor 1 (First, Middle I., Last):_______________________________________________________________________

Investor 2 (First, Middle I. Last):_______________________________________________________________________

Registration for the Investment (how the investment should be titled): _________________________________________

________________________________________________________________________________________

Investor Residence Address 1: Check one of the following:

______________________________________________________________ ___ U.S. Citizen

Investor Residence Address 2:

______________________________________________________________ ___ Resident Alien

City, State ZIP Code ___ Foreign Resident; Country ______________________________________________________________ ___ U.S. Citizen residing outside the U.S.

Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

Social Security Number Taxpayer Identification Number (if applicable)

____________________________________ __________________________________________

Form of Ownership (Individual, IRA, Trust, UGMA, Pension Plan, etc.)

_________________________________________________________________________________________________

Subscriber Signature: The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

Authorized Signature of Investor 1 ________________________________________ Date:________________

Authorized Signature of Investor 2 ________________________________________ Date:________________

Company's Acceptance (To be completed only by an authorized representative of the Company.)

The foregoing subscription is accepted this ____________ day of ________________, _____

___________________________________

Authorized Representative of the Company